Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpower.com

Media

Natalie Wymer

408-457-2348

Natalie.Wymer@sunpower.com

8point3 Energy Partners Reports Third Quarter 2015 Results

SAN JOSE, Calif., Sept. 30, 2015 – 8point3 Energy Partners LP (NASDAQ: CAFD) today announced financial results for its third fiscal quarter ended Aug. 31, 2015.

•	Generated Cash Available for Distribution ("CAFD") of $6.7 million, adjusted EBITDA of $9.7 million
•	University of California Davis project achieves commercial operation in September 2015
•	Total of 131 megawatts (MW) of solar power projects expected to achieve commercial operation in Q4 2015
•	Declares Q3 2015 prorated distribution of $0.157 per share for the post-IPO period
•	Forecasts Q4 2015 distribution of approximately ~$0.22 per share, an increase of 3.5 percent compared to the non-prorated Q3 2015 distribution

For the third quarter of fiscal 2015, 8point3 Energy Partners reported revenue of $3.1 million, net income of $1.3 million, adjusted EBITDA of $9.7 million, and CAFD of $6.7 million.  As previously disclosed, in connection with the closing of its IPO on June 24, 2015, 8point3 amended its partnership agreement in order to change its fiscal year end to Nov. 30, 2015.  The third quarter of fiscal 2015 includes the period from June 1, 2015 to Aug. 31, 2015.

"Our solid results reflect the strong performance of our high quality solar projects as we achieved our initial expected CAFD and financial goals for the quarter,” said Chuck Boynton, 8point3 Energy Partners CEO.  “As of the end of the third quarter 2015, we had 301 MW in production and expect an additional 131 MW of projects to reach commercial operation by the end of the year.  Specifically, our 108 MW Quinto project remains on track to reach commercial operation on Oct. 31, 2015 and is already generating test energy prior to commercial operation.  Once our initial portfolio reaches commercial operation this year, our assets are expected to generate approximately $70 million in annual CAFD with an approximately 22-year average remaining contract term.  With a diversified solar asset portfolio across both the utility and distributed generation markets, an identified Right of First Offer (ROFO) portfolio of more than 1,100 MW and strong pipeline development efforts from our joint sponsors, we are well positioned to achieve our sustainable, targeted growth rates.”

The partnership also announced today that its Board of Directors has declared a third quarter distribution for its Class A shares of $0.157 per share, the prorated minimum quarterly distribution for the post-IPO period from June 24, 2015 to Aug. 31, 2015 and consistent with the partnership’s fiscal year change and timing of the IPO.  The third quarter distribution will be paid on Oct. 15, 2015.

As of Aug. 31, 2015, 8point3 Energy Partners had total liquidity of $259 million including $43 million in cash on its balance sheet, $191 million available on its five-year revolving credit facility as well as $25 million available through a delayed draw on its debt facility.

"We are pleased with our results for our first quarter as a public company,” said Mark Widmar, 8point3 Energy Partners CFO.  “While the YieldCo capital market has experienced recent disruption, we feel that with our differentiated model, predictable cash flows from high quality solar assets, a conservative capital structure and significant liquidity, we remain positioned to drive long term sustainable growth for our shareholders.”

Guidance

The partnership’s fourth quarter 2015 guidance is as follows:  revenue of $4.9 to $5.1 million, adjusted EBITDA of $9.3 million to $9.5 million, CAFD of $14.8 million to $15.2 million and a distribution per share of approximately $0.22, a forecasted increase of 3.5 percent to the non-prorated Q3 2015 distribution.

About 8point3 Energy Partners
8point3 Energy Partners LP (NASDAQ: CAFD) is a growth-oriented limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. 8point3 Energy Partners’ primary objective is to generate predictable cash distributions that grow at a sustainable rate. The partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers.  For more information about 8point3 Energy Partners, please visit: www.8point3energypartners.com.

For 8point3 Energy Partners Investors

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”,

“goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the partnership and its subsidiaries, including guidance regarding the partnership’s revenue, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events, such as the projected commercial operation date of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, September 30, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in our prospectus related to the Partnership’s initial public offering dated June 18, 2015 and filed with the SEC on June 22, 2015 and in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2015. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Use of Non-GAAP Financial Information

This earnings release includes the terms "adjusted EBITDA" and "cash available for distribution."  These terms are supplemental financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). We reconcile these non-GAAP measures to the most directly comparable GAAP measures in the tables that accompany this release.  In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information.

8point3 Energy Partners LP

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	August 31,	December 28,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$43,398	$—
Accounts receivable and short-term financing receivables, net	4,036	2,910
Cash grants and rebates receivable	—	1,216
Prepaid and other current assets	7,863	—
Total current assets	55,297	4,126
Property and equipment, net	476,063	158,208
Long-term financing receivables, net	84,097	85,635
Investment in unconsolidated affiliates	355,896	—
Other long-term assets	23,134	—
Total assets	$994,487	$247,969
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$2,686	$12,214
Short-term debt and financing obligations	—	1,842
Deferred revenue, current portion	979	631
Total current liabilities	3,665	14,687
Long-term debt and financing obligations	297,052	91,183
Deferred revenue, net of current portion	800	10,615
Other long-term liabilities	9,145	3,974
Total liabilities	310,662	120,459
Redeemable noncontrolling interests	2,080	—
Equity:
Class A shares, 20,002,679 issued and outstanding as of August 31, 2015 and no shares issued or outstanding as of December 28, 2014	392,691	—
Class B shares, 51,000,000 issued and outstanding as of August 31, 2015 and no shares issued or outstanding as of December 28, 2014	—	—
SunPower investment prior to IPO	—	140,189
Accumulated earnings (deficit)	1,033	(9,523)
Accumulated other comprehensive loss	—	(3,156)
Total shareholders' equity attributable to 8point3 Energy Partners LP	393,724	127,510
Noncontrolling interests	288,021	—
Total equity	681,745	127,510
Total liabilities and equity	$994,487	$247,969

8point3 Energy Partners LP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Eight Months Ended	Nine Months Ended
	August 31,	September 28,	August 31,	September 28,
	2015	2014	2015	2014
Revenues:
Operating revenues	$3,076	$2,331	$6,629	$6,903
Total revenues	3,076	2,331	6,629	6,903
Operating costs and expenses:
Cost of operations	73	1,842	2,389	(3,411)
Cost of operations-SunPower, prior to IPO	59	234	468	703
Selling, general and administrative	2,483	1,001	9,055	2,896
Depreciation, amortization and accretion	1,172	733	2,374	1,638
Total operating costs and expenses	3,787	3,810	14,286	1,826
Operating (loss) income	(711)	(1,479)	(7,657)	5,077
Other expense (income):
Interest expense	201	1,336	1,646	4,090
Interest income	(228)	—	(1,223)	—
Other expense	3,443	—	12,695	—
Total other expense, net	3,416	1,336	13,118	4,090
(Loss) income before income taxes	(4,127)	(2,815)	(20,775)	987
Income tax (provision) benefit	(701)	(27)	(707)	31
Equity in earnings of unconsolidated investees	6,115	—	6,115	—
Net income (loss)	1,287	$(2,842)	(15,367)	$1,018
Less: Predecessor loss prior to IPO on June 24, 2015	(3,441)		(20,095)
Net income subsequent to IPO	4,728		4,728
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	3,695		3,695
Net income attributable to 8point3 Energy Partners LP Class A shares	$1,033		$1,033
Net income per Class A share:
Basic	$0.05		$0.05
Diluted	$0.05		$0.05
Weighted average number of Class A shares:
Basic	20,002		20,002
Diluted	34,415		34,415

8point3 Energy Partners LP

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Eight Months Ended	Nine Months Ended
	August 31,	September 28,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(15,367)	$1,018
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	2,374	1,638
Loss on cash flow hedges	3,242	—
Unrealized loss on interest rate swap	770	—
Interest expense on financing obligation	1,193	3,673
Loss on termination of financing obligation	6,478	—
Reserve for rebates receivable	1,338	584
Equity in earnings of unconsolidated investees	(6,115)	—
Deferred income taxes	695	—
Share-based compensation	56	—
Changes in operating assets and liabilities:
Accounts receivable and financing receivable	99	(2,862)
Cash grants receivable	146	1,013
Rebates receivable	(121)	1,209
Solar power systems to be leased under sales type leases	160	439
Prepaid expense and other current assets	(4,232)	(348)
Deferred revenue	426	(619)
Accounts payable and other accrued liabilities	1,564	(4,060)
Net cash (used in) provided by operating activities	(7,294)	1,685
Cash flows from investing activities:
Purchases of property and equipment	(225,225)	(33,696)
Receipts of cash grants related to solar energy systems under operating leases	—	3,228
Cash distributions from unconsolidated investees	4,672	—
Net cash used in investing activities	(220,553)	(30,468)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	393,750	—
Proceeds from issuance of bank loans, net of issuance costs7	461,192	—
Cash distribution to SunPower at IPO	(371,527)	—
Cash distribution to SunPower for the remaining purchase price payments of initial projects	(5,993)	—
Cash distribution to First Solar at IPO	(283,697)	—
Repayment of bank loans	(264,143)	—
Capital contributions from SunPower	337,794	38,152
Capital distribution to SunPower	(3,162)	(9,369)
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	7,031	—
Net cash provided by financing activities	271,245	28,783
Net increase in cash and cash equivalents	43,398	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$43,398	$—
Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,279	$6,238
Property and equipment acquisitions funded by liabilities	—	2,492
Additions of ARO assets and liabilities	6,304	—
Predecessor liabilities assumed by SunPower	48,588	—
Issuance by OpCo of OpCo common units, subordinated units and IDRs for acquisition of interests in First Solar Project Entities	408,820	—

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and cash available for distribution.

Adjusted EBITDA.    We define Adjusted EBITDA as net income plus interest expense, net of interest income, income tax (provision) benefit, depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges and transaction costs in our future acquisitions of projects. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income or net cash provided by (used in) operating activities.

Cash Available for Distribution.    Although we have not quantified cash available for distribution on a historical basis, we use cash available for distribution, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization of indebtedness plus cash distributions from unconsolidated affiliates, test electricity generation and cash proceeds from sales-type residential leases. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make our minimum quarterly distribution. In addition, cash available for distribution is used by our management team for determining future acquisitions and managing our growth. The U.S. GAAP measures most directly comparable to cash available for distribution are net income and net cash provided by operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other performance or liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income or net cash provided by operating activities.

The following table presents a reconciliation of net income to Adjusted EBITDA and Cash Available for Distribution for the three and eight months ended August 31, 2015 and the three and nine months ended September 28, 2014:

8point3 Energy Partners LP

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(Unaudited)

	Three Months Ended		Eight Months Ended	Nine Months Ended
	August 31,	September 28,	August 31,	September 28,
(in thousands)	2015	2014	2015	2014
Net income (loss)	$1,287	$(2,842)	$(15,367)	$1,018
Add (Less):
Interest expense, net of interest income	(27)	1,336	423	4,090
Income tax provision (benefit)	701	27	707	(31)
Depreciation, amortization and accretion	1,172	733	2,374	1,638
Share-based compensation	56	—	56	—
Corporate overhead allocation (1)	973	434	6,372	818
Loss on cash flow hedges related to Quinto interest rate swaps	2,673	—	5,448	—
Loss on termination of residential financing obligations	—	—	6,477	—
Unrealized (gain) loss on derivatives (2)	770	—	770	—
Add proportionate share from equity method investments (3)
Interest expense, net of interest income	(21)	—	(21)	—
Depreciation, amortization and accretion	2,160	—	2,160	—
Adjusted EBITDA	$9,744	$(312)	$9,399	$7,533
Less:
Equity in earnings of unconsolidated affiliates, net with (3) above (4)	(8,254)	—	(8,254)	—
Cash interest paid (5)	(1,715)	—	(1,715)	—
Add:
Cash distributions from unconsolidated affiliates (6)	4,672	—	4,672	—
Test electricity generation (7)	1,556	—	1,556	—
Cash proceeds from sales-type residential leases (8)	744	595	1,976	2,084
Estimated cash available for distribution	$6,747	$283	$7,634	$9,617
(1)	Represents the non-cash allocation of the Predecessor’s corporate overhead in selling, general and administrative expenses.
(2)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.
(3)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(4)

Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project and is included on our unaudited condensed consolidated statements of operations.

(5)

Represents cash interest payments related to our term loan facility post-IPO. The interest payments for the Quinto Credit Facility on the Predecessor’s combined carve-out financial statements were excluded as they were funded by our Sponsor.

(6)

Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project and the Lost Hills Blackwell Project.

(7)

Test electricity generation represents the sale of electricity that is generated prior to COD by the Quinto Project and the RPU Project. Solar systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

(8)

Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less interest income that is already reflected in net income (loss), during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under GAAP.

8point3 Energy Partners LP

FY 2015 Q4 Guidance

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)

(in millions)	Low	High
Net income	$2.9	$3.1
Add (Less):
Interest expense, net of interest income	0.7	0.7
Depreciation, amortization and accretion	2.7	2.7
Share-based compensation	0.1	0.1
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	2.9	2.9
Adjusted EBITDA	9.3	9.5
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(6.8)	(6.8)
Cash interest paid	(2.7)	(2.7)
Cash distributions to non-controlling interests	(0.5)	(0.5)
Add:
Cash distributions from unconsolidated affiliates	7.8	8.0
Test electricity generation	4.2	4.2
Indemnity payment from Sponsor (2)	2.9	2.9
Cash proceeds from sales-type residential leases	0.6	0.6
Estimated cash available for distribution	$14.8	$15.2

(1)	Represents our proportionate share of net interest expense, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.
(2)

Represents the anticipated indemnity payment by SunPower for the pre-COD true-up damages in accordance with the Omnibus Agreement as a result of the expected shortfall in test electricity generation pre-COD from the SunPower contributed projects.